Exhibit 32
CERTIFICATION OF ANNUAL REPORT
     I, David F. Sand, Chief Executive Officer and Principal Financial Officer of Access Capital Strategies Community Investment Fund, Inc. (the “Fund”), certify, pursuant to Section 906 of the Sarbanes — Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	the Annual Report on Form 10-K of the Fund for the fiscal year ended May 31, 2005, as filed with the Securities and Exchange Commission or the date hereof (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.
/s/ David F. Sand
David F. Sand
Chief Executive Officer and
Principal Financial Officer

Dated: August 12, 2005

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